SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549


FORM 8-K

CURRENT REPORT ON FORM 8-K
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
  August 16, 1996

RIDGEWOOD ELECTRIC POWER TRUST IV
(Exact name of registrant as specified in charter)

Delaware            0-25430                22-3324608

(State or other    (Commission            (IRS Employer
jurisdiction of     File No.)            Identification No.)
incorporation)

947 Linwood Avenue, Ridgewood, New Jersey 07450-2939
(Address of principal executive offices)  (Zip code)

Registrant's telephone number, including area code (201) 447-9000

Item 5.  Other Events.

     Pursuant to Rule 135c(d) under the Securities Act of
1933, as amended, the Registrant files the following notice, which it contemplates using in the future. The notice announces the completion of the Registrant's private placement offering.

These securities having been sold, this notice appears as a matter of record only.

July 1996

$48,000,000

Ridgewood Electric Power Trust IV

investing in a portfolio of independent electric power plants managed by Ridgewood Power Corporation

These securities have not been registered under the Securities Act of 1933,as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K, for an event occurring August 16, 1996, to be signed on its behalf by the undersigned hereunto duly authorized.


                         RIDGEWOOD ELECTRIC POWER TRUST IV


Date: August 16, 1996      By: /s/ Robert K. Brady
                               Robert K. Brady, Senior Vice
                                President and Chief
                                Financial Officer